Exhibit 4.1

Execution Copy

JUNE 30, 2012 AMENDMENT TO FOUR CERTAIN

GLOBAL AXCESS loan and security agreements

THIS AMENDMENT TO GLOBAL AXCESS LOAN AND SECURITY AGREEMENTS (this “Amendment”), is entered into as of June 30, 2012 by and between: GLOBAL AXCESS CORP., a Nevada corporation (“Global”); NATIONWIDE MONEY SERVICES, INC., a Nevada corporation (“NMS”); NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation (“NNS”); EFT INTEGRATION, INC., a Florida corporation (“EFT”); Global, NMS, NNS and EFT being hereafter referred to individually, collectively, jointly and severally as the “Borrowers”); and FIFTH THIRD BANK, an Ohio Banking corporation (the “Bank”).

WITNESSETH:

I.            Borrowers and Bank have previously entered into those certain Loan and Security Agreements identified as follows:

A.           Loan and Security Agreement dated as of June 18, 2010 providing a $7,000.000 Credit Facility (the “Original Agreement”), as amended on December 17, 2010, January 6, 2012, and May 31, 2012 providing a $7.0 MM Credit Facility, part of which is a $2,000,000 Inventory Draw Note Facility (the “$2.0 MM Inventory Facility”), pursuant to which the following draws were funded (Draw Nos., dates and amounts are those reflected in Bank records and acknowledged by Borrowers as true and correct):

1.          Draw No. 117 (opened 01/31/11 with a draw of $271,653.42);

2.          Draw No. 125 (opened 02/04/11 with a draw of $166,891.86);

3.          Draw No. 133 (opened 03/18/11 with a draw of $261,862.74);

4.          Draw No. 208 (opened 05/09/11 with a draw of $219,060.68); and

5.          Draw No. 232 (opened 08/29/11 with a draw of $93,773.91).

B.           First Amendment to the Original Agreement, amending the Original Agreement as of December 17, 2010, providing an additional $1,650,000 Customer Contract Draw Note Facility, (the “$1.65 MM Contract Facility”), pursuant to which the following draws were funded (Draw Nos., dates and amounts are those reflected in Bank records and acknowledged by Borrowers as true and correct:

1.          Draw No. 91 (opened 12/17/10 with a draw of $333,060.80);

2.          Draw No. 109 (opened 01/12/11 with a draw of $700,000.00);

3.          Draw No. 174 (opened 04/14/11 with a draw of $400,000.00); and

4.          Draw No. 190 (opened 04/14/11 with a draw of $67,656.80).

C.           Global Axcess 2011-B Loan and Security Agreement dated as of November 23, 2011, providing a $1,000,000 Customer Contract Draw Note Facility (the “$1.0 MM Contract Facility”), pursuant to which the following draw was funded (Draw Nos., dates and amounts are those reflected in Bank records and acknowledged by Borrowers as true and correct):

1.          Draw No. 273 (opened 11/23/11 with a draw of $200,000.00).

D.           Global Axcess 2011-C Loan and Security Agreement dated as of December 29, 2011, providing a New Acquisition Customer Contract Draw Note Facility in the amount of $3,000,000 (“the $3.0 MM Contract Facility”), pursuant to which the following draws were funded (Draw Nos., dates and amounts are those reflected in Bank records and acknowledged by Borrowers as true and correct):

1.          Draw No. 299 (opened 12/29/11 with a draw of $40,800.00; and

2.          Draw No. 307 (opened 12/29/11 with a draw of $51,600.00).

E.           As of May 31, 2012 Borrowers and the Bank amended the above four (4) Agreements, and the Draw Notes payable thereunder, to extend the amortization periods and amend the Maturity Dates to be consistent with the end of the extended amortization periods and, in consideration thereof, the Borrowers agreed to interest rate increases all as provided in the May 31, 2012 Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed that the above Loan and Security Agreements, be, and they hereby are, amended as follows:

1.          Capitalized Terms. Capitalized terms not otherwise defined herein shall continue to have the meanings given them in the above referred to respective Agreements (the “Agreements”).

2.          Amendments to the Agreements. Effective as of June 30, 2012, the Agreements and each respective Draw Note representing a draw identified in Sections I. A – D, as amended by the May 31, 2012 Amendment, are hereby further amended as follows:

a.           The following Draws under the $2.0 MM Inventory Facility of the Original Agreement are further amended as follows:

1.          Draw No. 117

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	08-01-12	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

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2.          Draw No. 125

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	08-01-12	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

3.          Draw No. 133

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	09-08-12	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

4.          Draw No. 208

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	10-30-12	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

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5.          Draw No. 232

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	09-19-13	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

6.          Draw No. 75 (opened 12/21/10 with a draw of $240,596.97)

	Current	As Hereby Amended

Maturity Date	06-18-12	05-31-15

Pricing	LIBOR + 5.5%	LIBOR + 7.5%

Loan Payment Date	21st	1st Beginning August 1, 2012

b.           The following Draws under the $1.65 MM Contract Facility are further amended as follows:

1.          Draw No. 91

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	05-31-15	No Change

Amortization	48 months	No Change

Payments	$4,925.31	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

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2.          Draw No. 109

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	05-31-15	No Change

Amortization	48 months	No Change

Payments	$10,127.32	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

3.          Draw No. 174

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	05-31-15	No Change

Amortization	48 months	No Change

Payments	$5,982.98	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

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4.          Draw No. 190

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	05-31-15	No Change

Amortization	48 months	No Change

Payments	$946.14	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

c.           The following Draw under the $1.0 MM Contract Facility is further amended as follows:

1.          Draw No. 273

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Maturity Date	05-31-15	No Change

Amortization	48 months	No Change

Payments	$19,657.31	No Change

Pricing	LIBOR + 7.5%	See § 2e, Below

Loan Payment Date	1st Beginning August 1, 2012	No Change

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d.           The following Draws under the $3.0 MM Contract Facility are further amended as follows:

1.          Draw No. 299

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Loan Payment Date	1st Beginning August 1, 2012	No Change

Pricing		See § 2e, Below

2.          Draw No. 307

Terms to be Amended	Current As of May 31, 2012 Amendment	As Hereby Amended

Loan Payment Date	1st Beginning August 1, 2012	No Change

Pricing	LIBOR + 6.0%	See § 2e, Below

e.           Pricing Amendment. The above-referenced Draws funded under the Original Agreement and the 2011 Agreements, as amended, are further amended by revising the interest payable by the Borrowers to the Bank to remain at LIBOR +7.5%; provided, however, that upon receipt by the Bank of Borrowers’ audited Financial Statements for the period ending December 31, 2012 and for each quarter thereafter, the interest rate shall decrease as of the beginning of the quarter next following (June 30, 2012) the quarter for which such Financial Statements are received, to LIBOR +5.50% provided further that (i) Borrowers’ Debt Service Coverage Ratio is greater than 1.2; (ii) its ratio of Senior Funded Debt to EBITDA is less than 2.0; and (iii) Borrowers collectively maintain an average balance of at least $1,200,000 of unencumbered liquid assets, as measured quarterly. The periods of applicability of any such decrease to LIBOR +5.50% or revert to LIBOR +7.5% shall be measured quarterly. All terms written with initial capital or all capital letters shall have the meaning assigned to them in Section 1 (DEFINITIONS) and Section 10 (FINANCIAL COVENANTS) of the Original Agreement.

f.            Liquidity Covenant Amendment. The Liquidity Covenant added as Section 10.4 to the Original Agreement and set forth in substituted Section 10.3 of the 2011 Agreements pursuant to the May 31, 2012 Amendment, is further amended by modifying the measurement dates and the amount of unencumbered liquid assets as follows:

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	Current	As Hereby Amended

Through 09/30/12	$850,000	No Change

From 10/01/12 to 3/15/15	$1,200,000	No Change

From 06/30/12 to 09/30/12		$500,000

From 01/01/13 to 03/31/13		$300,000

From 04/01/13 to 09/30/13		$500,000

From 10/01/13 to 12/31/13		$850,000

From 01/01/14 to 03/15/15		$1,200,000

3.          Amendments to Other Loan Documents. All other Loan Documents including Draw Notes shall be deemed modified as necessary to be consistent with this Amendment. Borrowers affirm and acknowledge that this Amendment, shall be a deemed a “Loan Document” for all purposes of the Agreements and the other Loan Documents thereunder.

4.          Representations and Warranties of the Borrowers. Each Borrower, on its own behalf and with respect to said Borrower (as applicable), hereby represents and warrants:

a.           Each of the Agreements, this Amendment, the Notes and all other Loan Documents constitute legal, valid and binding joint and several obligations of Borrowers and are enforceable against Borrowers in accordance with their terms;

b.           There are no Events of Default under any of the Agreements, or under any of the other Loan Documents, nor does any circumstance or event exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default thereunder; and

c.           Borrower’s representations and warranties in each of the Agreements are and remain true and correct as of the date of this Amendment (except for those representations and warranties which were given in any of the respective Agreements as of a specified date, which Borrowers hereby represent remain true and correct as of said date).

5.          Conditions Precedent. The effectiveness of this Amendment and all obligations of the Bank hereunder, are subject to the satisfaction of the following:

a.           Borrowers shall have executed and delivered each of the following:

i.            This Amendment; and

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ii.         Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which the Bank shall require.

b.           The representations and warranties of the Borrowers set forth in Section 4 above shall be true and correct in all material respects at and as of the date hereof.

6.          Agreements and Other Loan Documents (hereinafter, collectively the “Loan Documents”) in Full Force and Effect. Each of the parties hereby expressly acknowledges and agrees that:

a.           Except as specifically modified hereby, all terms and provisions of the Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect.

b.           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Documents, nor constitute a waiver of any provision of the Loan Documents;

c.           The liens evidenced by the Loan Documents shall in no way be deemed to have been subordinated, released, modified, terminated, or otherwise effected by this Amendment;

d.           The liens created by the Loan Documents shall continue in full force and effect, shall have the same validity, priority and effect that they had immediately prior to the execution of this Amendment (and the other documents and instruments executed and delivered pursuant to this Amendment, if any), and shall survive (without interruption) and not be merged into the execution and delivery of this Amendment (or any of the other documents and instruments to be executed pursuant to this Amendment, if any);

e.           All covenants of Borrowers in this Amendment shall be deemed to be covenants of Borrowers under the Loan Documents (as applicable), and all representations and warranties of Borrowers in this Amendment shall be deemed to be representations and warranties of Borrowers under the Loan Documents (as applicable).

7.          Acknowledgement, Release and Hold Harmless. Each Borrower, on its own behalf and with respect to said Borrower, hereby acknowledges and agrees that the Bank has fulfilled any and all of its obligations under the Loan Documents to date, including without limitation any and all obligations with respect to the Note. Each Borrower, on its own behalf and with respect to said Borrower, also hereby releases and holds the Bank harmless from and against any and all claims, actions, lawsuits, damages, costs and expenses whatsoever which any of the Borrowers may have had or currently may have against the Bank in connection with or related to the Loan Documents.

8.          Costs and Expenses; Fees. Borrowers shall jointly and severally be responsible for any and all costs, expenses, fees, charges, taxes (other than taxes on the income of Bank), of whatever kind and nature, incurred by Bank in connection with the transactions provided for in this Amendment, including, without limitation, attorneys’ fees and costs and recording fees incurred in connection with the negotiation, drafting, execution and closing of this Amendment and any follow up thereafter.

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9.          Attorneys’ Fees; Enforcement. Each Borrower hereby acknowledges and agrees that Bank may hire or pay someone else to help enforce this Amendment or any of the other Loan Documents. Each Borrower hereby further acknowledges and agrees the Borrowers, jointly and severally, shall pay on demand all reasonable costs and expenses of every kind incurred by Bank in enforcing this Amendment or any of the other Loan Documents, or for any other purpose related to this Amendment. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees and reasonable legal expenses (including all court costs and such additional fees as may be directed by the court), whether or not there is a lawsuit, incurred by Bank in retaining counsel for advice, suit, appeal, any insolvency or bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) or other proceedings, or for any other purpose specified in the preceding sentence.

10.         Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law. Any term or provision of this Amendment that is invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation. In the event that any clause, term, or condition of this Amendment shall be held invalid or contrary to law: (a) this Amendment shall remain in full force and effect as to all other clauses, terms, and conditions; (b) the subject clause, term, or condition shall be revised to the minimum extent necessary to render the modified provision valid, legal and enforceable; and (c) the remaining provisions of this Amendment shall be amended to the minimum extent necessary so as to render the Amendment as a whole most nearly consistent with the parties’ intentions in light of the modification or removal of the invalid or illegal provision.

11.         Headings and Construction. The section and other headings contained in this Amendment are for convenience and shall not be deemed to limit, characterize or interpret any provision of this Amendment. Any word or defined term in this Amendment shall be read as singular, plural, masculine, feminine or neuter as may be appropriate under the circumstances then existing.

12.         Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

13.         Incorporation of Recitals; Reliance. Each of the Borrowers hereby acknowledges that the foregoing recitals to this Amendment are true and correct, each are to be incorporated herein as an integral part hereof, and each shall be considered as substantive and not precatory language. Each of the Borrowers also hereby recognizes and acknowledges that: (a) in accepting this Amendment and agreeing to make the modifications contained herein, Bank is expressly relying on the truth and accuracy of each Borrower’s recitals, warranties and representations set forth in this Amendment without any obligation to investigate the truth and accuracy thereof; (b) such reliance exists on the part of the Bank prior hereto; (c) such recitals, warranties and representations are a material inducement to Bank in making the modifications identified above and accepting this Amendment; and (d) Bank would not be willing to make the modifications identified above and/or accept this Amendment in the absence of any of such recitals, warranties and representations.

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14.         Counterparts. This Amendment may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute one and the same instrument. Copies of signatures transmitted by mail, facsimile, or email or any other electronic method, shall be considered authentic and binding.

IN WITNESS WHEREOF, the undersigned have executed this June 30, 2012 Amendment to Global Axcess Loan and Security Documents as of the date first set forth above.

BORROWERS:	GLOBAL AXCESS CORP, a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, Co-Chief Executive Officer

NATIONWIDE MONEY SERVICES INC., a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, President

NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, President

EFT INTEGRATION, INC., a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, President

FIFTH THIRD BANK, an Ohio Banking corporation

BANK:	By:	/s/ Janice Kriwanek
Janice Kriwanek, Senior Vice President

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